UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2019

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On April 18, 2019, Micron Solutions, Inc. (the “Company”) appointed Mr. William J. Laursen as Treasurer and Principal Accounting and Financial Officer.  Mr. Laursen will continue to serve also as President and Chief Executive Officer of the Company.  Mr. Laursen, age 48, brings to Micron over 25 years of experience focused on innovation in highly automated manufacturing environments in many industries such as medical devices, instrumentation, plastics, consumables and consumer products as well as experience in contract manufacturing.  His expertise in business development, sales and marketing, strategic development and operations make him well suited to serve as Treasurer and Principal Accounting Officer.   Mr. Laursen is already a party to an Employment Agreement with the Company dated October 29, 2018, which agreement has not been amended.

There are no family relationships between Mr. Laursen and any director or executive officer of the Company or its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.78	Employment Agreement dated October 29, 2018 between the Company and William J. Laursen (previously filed on Form 8-K as exhibit 10.78 on November 2, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 22nd day of April 2019.

MICRON SOLUTIONS, INC.

By:	/s/ Derek T. Welch
Chief Financial Officer
(principal financial and accounting officer)